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                                                                Exhibit 99

                          REPUBLIC INDUSTRIES, INC.
                         200 East Las Olas Boulevard
                                Suite 1400
                        Fort Lauderdale, Florida 33301
                               954-627-6000
                               954-779-3884 FAX


                                                CONTACT: J. Ronald Castell
                                                         (954) 627-6061



FOR IMMEDIATE RELEASE

            Republic Industries Completes Acquisition Of Alamo

Fort Lauderdale, Fla., (November 25, 1996)--Republic Industries, Inc. (NASDAQ:RWIN) today announced the closing of its acquisition of Alamo Rent-A-Car, Inc., the nation's fourth largest rental car company.

Alamo, headquartered in Ft. Lauderdale, Florida, operates a fleet of approximately 130,000 vehicles. The company operates in 45 states and has operations in 9 European countries and Canada.

In connection with this transaction, which will be accounted for under the pooling-of-interests method of accounting, Republic issued shares of common stock valued at approximately $625 million.

Republic is a diversified company operating in the solid waste, automotive, electronic security services and out-of-home media industries.